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                                SUBSIDIARIES GUARANTEE


                    GUARANTEE dated as of December 30, 1997 made by the undersigned parties hereto, (the "Subsidiaries" or the "Guarantors"), in favor of THE CHASE MANHATTAN BANK, as agent (the "Agent") for the lenders (the "Banks") parties to the Amended and Restated Credit Agreement dated as of February 17, 1995 (the "Credit Agreement") among D 56, Inc., a Minnesota corporation (the "Company"), the Agent, the Banks and the co-agents named therein.


                                W I T N E S S E T H :


                    WHEREAS, pursuant to the Credit Agreement, the Banks have severally agreed to make loans to, the Issuing Bank has agreed to issue certain letters of credit for the account of, and the Accepting Bank has agreed to create certain acceptances for, the Company upon the terms and subject to the conditions set forth therein; and

                    WHEREAS, it is a condition precedent to the effectiveness of the Third Amendment dated as of December 16, 1997 (the "Third Amendment") to the Credit Agreement that each Guarantor shall have executed and delivered this Guarantee to the Agent for the ratable benefit of the Banks;

                    NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Banks to consent to the Third Amendment and to induce the Banks to make their respective loans to, the Issuing Bank to issue certain letters of credit for the account of, and the Accepting Bank to create certain acceptances for, the Company under the Credit Agreement, each Guarantor hereby agrees with the Agent, for the ratable benefit of the Banks, as follows:

                    1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined and as used herein the following terms shall have the following meanings:

                    "Guarantee":  this Guarantee, as amended, supplemented
               or otherwise modified from time to time.

                    "Material Adverse Effect":  a material adverse effect
               on the business, financial condition, assets, liabilities, net assets, properties, results of operations, value or prospects of Holding and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole.

                    "Obligations":  the unpaid principal of and interest on
               (including, without limitation, interest accruing after the maturity of the Loans, the Acceptances and reimbursement obligations in connection with the Letters of Credit, and interest accruing after the filing of any petition in

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               bankruptcy, or the commencement of any insolvency,
               reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, all obligations and liabilities of the Company with respect to the Letters of Credit, all Acceptance Obligations and all other obligations and liabilities of the Company to the Agent or the Banks, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Credit Documents, any Letter of Credit or L/C Application, any Acceptance, any agreements between the Company and any Bank relating to interest rate, currency or similar swap and hedging arrangements or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or any Bank) or otherwise.

                    2. Guarantee. Each Guarantor hereby unconditionally and irrevocably guarantees to the Agent, for the ratable benefit of the Banks, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Such Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent and the Banks in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Guarantee. This Guarantee constitutes a guarantee of payment when due and not of collection, and such Guarantor specifically agrees that it shall not be necessary or required that the Agent or any Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of such Guarantor hereunder. This Guarantee shall remain in full force and effect until the Obligations are paid in full, no Letters of Credit or Acceptance Obligations are outstanding and the Commitments are terminated, notwithstanding that from time to time prior thereto the Company may be free from any Obligations.

                    Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Bank on account of its liability hereunder, it will notify the Agent or such Bank in writing that such payment is made under this Guarantee for such purpose. No payment or payments made by the Company or any other Person or received or collected by the Agent or any Bank from the Company or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of such Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full and the Commitments are

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          terminated.

                    Anything herein or in any of the Credit Documents to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                    3. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default specified in the Credit Agreement, the Agent and each Bank are hereby irrevocably authorized at any time and from time to time without notice to each Guarantor, any such notice being hereby waived by such Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Bank to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Agent or such Bank may elect, on account of the liabilities of such Guarantor hereunder and claims of every nature and description of the Agent or such Bank against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, the Notes, any other Credit Document, any Letter of Credit, any Acceptance or otherwise, as the Agent or such Bank may elect, whether or not the Agent or such Bank has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Agent and each Bank shall notify such Guarantor against which setoff has been made promptly of any such setoff made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application.
          The rights of the Agent and each Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent and such Bank may have.

                    4. Subrogation, etc.. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by any Bank, the Guarantor shall not exercise any of the rights of the Agent or any Bank which the Guarantor may acquire by way of subrogation, by any payment made hereunder, by reason of such set-off or application of funds or otherwise, against the Company or any collateral security or guarantee or right of offset held by any Bank for the payment of the Obligations, and the Guarantor shall not seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantor hereunder, until all amounts owing to the Agent and the Banks by the Company on account of the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, any Letter of Credit shall be

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          outstanding or the Commitments shall not have been terminated, such amount shall be held by the Guarantor in trust for the Agent and the Banks, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as required by the applicable Credit Documents.

                    5. Amendments, etc. with Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Agent or any Bank may be rescinded by the Agent or such Bank, and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Bank, and the Credit Agreement, any Note, any other Credit Document, any Letter of Credit, any Acceptance and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

                    6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between the Company or any Guarantor, on the one hand, and the Agent or the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Such Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or such Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
          (a) the validity or enforceability of the Credit Agreement, any Note, any other Credit Document, any Letter of Credit, any Acceptance, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Bank, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or

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          be asserted by the Company against the Agent or any Bank, or (c)
          any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When the Agent is pursuing its rights and remedies hereunder against such Guarantor, the Agent or any Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Bank, or any release of the Company or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Banks against such Guarantor.

                    7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Bank, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                    8. Payments. Each Guarantor hereby agrees that the Obligations will be paid to the Agent without setoff or counterclaim in U.S. Dollars and immediately available funds at the office of the Agent located at 270 Park Avenue, New York, New York 10017.

                    9. Representations and Warranties. Each Guarantor hereby represents and warrants that:

                    (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, except to the extent that the failure to possess such corporate power and authority and such legal right would not, in the aggregate, have a Material Adverse Effect;

                    (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

                    (c)  this Guarantee constitutes a legal, valid and

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               binding obligation of such Guarantor enforceable in
               accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                    (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of such Guarantor;

                    (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

                    (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or (ii) which would have a Material Adverse Effect;

                    (g) it has good record and marketable title in fee simple to or valid leasehold interests in all its material real property, and good title to all its other material property, and none of such property is subject to any Lien of any nature whatsoever; and

                    (h) it has filed or caused to be filed or has timely requested an extension to file or has received an approved extension to file all tax returns required to be filed by it, and has paid all taxes due on said returns or extension requests or on any assessments made against it (other than those being contested in good faith by appropriate proceedings for which reserves in conformity with GAAP have been provided on its books), except any such filings or taxes, fees or other charges, the making or payment of which, or the failure to make or pay, would not have a Material Adverse Affect.

                    Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by it on each Borrowing Date by the Company under the Credit Agreement on and as of such Borrowing Date as though made hereunder on and as of such Borrowing Date.

                    10.  Severability.  Any provision of this Guarantee

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          which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    11. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                    12. No Waiver; Cumulative Remedies. Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the covenants, terms, or conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank or any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                    13. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Agent, provided that any provision of this Guarantee may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Guarantee shall be binding upon the successors and assigns of the such Guarantor and shall inure to the benefit of the Agent and the Bank and their successors and assigns. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                    14. Notices. All notices, requests and demands to or upon any Guarantor or the Agent or any Bank to be effective shall be in writing or by telecopy or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three Business Days after deposit in the postal system, first class postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex or facsimile notices, when sent, answerback received, addressed, in the case of the Agent or any Bank, at the address provided for such party in subsection 11.2 of the Credit Agreement or, in the case of such Guarantor, at the addresses provided on the

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          signature page hereto, as the case may be.

                    15. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent or the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and such Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                    16. Integration; Acknowledgements. Each Guarantor hereby confirms its agreement with subsections 11.9 and 11.12 of the Credit Agreement.

                    17. SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                      (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY OR, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                     (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                    (iii) AGREES THAT SERVICE OR PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE AFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO PARAGRAPH 14; AND

                     (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.


                    (b) EACH OF THE AGENT, EACH BANK AND EACH GUARANTOR UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR

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          PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE.

                    IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.


                                   DEPARTMENT 56 RETAIL, INC.
                                   By:  /s/ TIMOTHY J. SCHUGEL
                                      Title: Vice President

                                   Address:
                                   1 Village Place
                                   6436 City West Parkway
                                   Eden Prairie, Minnesota 55344
                                   Attention: Chief Financial Officer


                                   DEPARTMENT 56 SALES, INC.
                                   By: /s/ TIMOTHY J. SCHUGEL
                                     Title: Vice President


                                   Address:
                                   1 Village Place
                                   6436 City West Parkway
                                   Eden Prairie, Minnesota 55344
                                   Attention: Chief Financial Officer